The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-272489
SUBJECT TO COMPLETION, DATED MAY 12, 2026
Prospectus Supplement
(To Prospectus dated June 7, 2023)
$
Fortive Corporation
$    % Notes due 20
$    % Notes due 20
Fortive Corporation is offering $      aggregate principal amount of    % Notes due 20    (the “20   notes”) and $      aggregate principal amount of    % Notes due 20   (the “20   notes” and, together with the 20   notes, the “notes”). Interest on the 20   notes will be paid semi-annually in arrears on           and           of each year, beginning on           , 2026. Interest on the 20   notes will be paid semi-annually in arrears on           and           of each year, beginning on           , 2026. The 20   notes will mature on           , 20   and the 20   notes will mature on           , 20  .
We may redeem some or all of the notes at any time and from time to time, in each case at our option and as described under the heading “Description of Notes—Optional Redemption.” Upon the occurrence of a “change of control triggering event,” we will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date, as described under “Description of Notes—Change of Control Triggering Event.”
The notes will be Fortive Corporation’s unsecured senior obligations and will rank equally in right of payment with all of its other unsecured and unsubordinated indebtedness from time to time outstanding and will be effectively subordinated to its secured indebtedness, if any, and all of the indebtedness of its subsidiaries, if any. The notes will be issued in book-entry form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The notes will be new issues of securities for which there is no established market. We do not intend to list the notes on any securities exchange or automated dealer quotation system.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-14 of this prospectus supplement and under the caption “Risk Factors” in the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus for a discussion of certain risks that should be considered in connection with an investment in the notes.
	Per 20 Note	Per 20 Note	Total
Price to public(1)	%	%	$
Underwriting discount	%	%	$
Proceeds to us, before expenses	%	%	$

(1)
Plus accrued interest, if any, from           , 2026, if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”), as operator of the Euroclear System, against payment therefor on or about           , 2026.
Joint Book-Running Managers
Morgan StanleyBarclaysJ.P. MorganScotiabank
The date of this prospectus supplement is           , 2026.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.
It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” in the accompanying prospectus.
We have not, and the underwriters have not, authorized anyone else to provide you with different or additional information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and any free writing prospectus that we provide to you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the notes offered hereby, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy the notes in any jurisdiction in which such an offer, solicitation or sale is not permitted. See “Underwriting.” You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we provide to you or the documents incorporated by reference herein or therein is accurate on any date other than their respective dates, even though this prospectus supplement and the accompanying prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.
The notes will be a new issue of securities for which there is no established market. We do not intend to list the notes on any securities exchange or automated dealer quotation system.
References in this prospectus supplement to “$,” “dollars” and “U.S. dollars” are to the currency of the United States of America and references to “€” and “euro” are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.
As used in this prospectus supplement and the accompanying prospectus, unless otherwise specified or unless the context indicates otherwise, references to the “Company,” “Fortive,” “we,” “us” and “our” are to Fortive Corporation and its consolidated subsidiaries.

S-ii

FORWARD-LOOKING STATEMENTS
Certain information and statements included or incorporated by reference in this prospectus supplement, any related free writing prospectus or the accompanying prospectus are “forward-looking statements” within the meaning of the United States federal securities laws. Statements in this prospectus supplement other than historical factual information are forward-looking statements, including without limitation statements regarding: projections of financial performance, our liquidity position or other financial measures; impact of geopolitical conflicts, including in the Middle East and in Ukraine; impact of government actions, including tariffs, other trade policies, government spending and tax laws; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, capital allocation, financing, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions, divestitures, strategic opportunities, securities offerings, stock repurchases and dividends; growth, declines and other trends in markets we sell into, including the expected impact of trade and tariff policies; the anticipated impacts and benefits of the completed separation of Ralliant; new or modified laws, regulations and accounting pronouncements; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; impact of changes to tax laws; general economic and capital markets conditions, including expected impact of inflation or interest rate changes; impact of geopolitical events and other hostilities; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that we intend or believe will or may occur in the future. Terminology, such as “believe,” “anticipate,” “should,” “could,” “intend,” “will,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods, are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to the risks and uncertainties set forth in the section titled “Risk Factors” of this prospectus supplement and in “Part I, Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025 and our other reports and documents we file from time to time with the SEC that are or are deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.
Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date on which they are made (or such earlier date as may be specified in such statement). We do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in the notes. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, including the risk factors, financial data and related notes, before making an investment decision.
Overview
Fortive innovates essential technologies to keep our world safe and productive. Our strategic segments—Intelligent Operating Solutions and Advanced Healthcare Solutions—include iconic inventor brands with leading positions in their markets. Our businesses design, develop, manufacture, and market products, software, and services, building upon leading brand names, innovative technologies, and strong market positions. We are headquartered in Everett, Washington and have a workforce of more than 10,000 research and development, manufacturing, sales, distribution, service, and administrative professionals in approximately 50 countries around the world.
On June 28, 2025, we separated our Precision Technologies segment business into an independent publicly-traded company (the “Separation”) named Ralliant Corporation (“Ralliant”). The Separation was effected to qualify as a tax-free spin-off for Fortive shareholders for U.S. federal income tax purposes.
Fortive is a Delaware corporation and was incorporated in 2015 in connection with the separation of Fortive from Danaher Corporation on July 2, 2016 as an independent, publicly-traded company, listed on the New York Stock Exchange.
Fortive’s principal executive offices are located at 6920 Seaway Blvd, Everett, Washington 98203, and its telephone number is +1 (425) 446-5000.
For additional information regarding Fortive, please refer to our most recent Annual Report on Form 10-K and our other filings with the SEC incorporated by reference into this prospectus supplement and accompanying prospectus. See “Incorporation of Certain Information by Reference.”

The Offering
The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.
Issuer
Fortive Corporation, a Delaware corporation
Securities Offered
$      aggregate principal amount of    % notes due 20   and $      aggregate principal amount of    % notes due 20  .
Maturity Date
       , 20  , for the 20   notes and
       , 20  , for the 20   notes.
Original Issue Date
       , 2026.
Interest
      % per year for the 20   notes and
      % per year for the 20   notes.
Interest Payment Dates
Interest on the 20   notes will be paid semi-annually in arrears on          and          of each year, beginning on          , 2026.
Interest on the 20   notes will be paid semi-annually in arrears on          and          of each year, beginning on          , 2026.
No Guarantees
The notes will not be guaranteed.
Ranking
The notes will be our general unsecured obligations and will rank:
•
without preference or priority among themselves and equally in right of payment with our existing and any future unsecured and unsubordinated indebtedness;

•
senior in right of payment to any of our existing and future indebtedness that is subordinated to the notes;

•
effectively subordinated to any of our existing and future secured indebtedness to the extent of the assets securing such indebtedness; and

•
structurally subordinated to all existing and any future indebtedness and any other liabilities of our subsidiaries.

As of April 3, 2026:
•
our total indebtedness was approximately $3.5 billion;

•
our subsidiaries had approximately $1.6 million in aggregate principal amount of indebtedness to which the notes will be structurally subordinated; and

•
we had no material secured indebtedness.

Denominations
The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Change of Control Triggering Event
If a change of control triggering event (as defined herein) occurs, each holder of the notes may require us to repurchase some or all of its notes at a purchase price equal to 101% of the aggregate principal amount of the notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. A change of control triggering event means the occurrence of both a change of control and a rating event. See “Description of Notes—Change of Control Triggering Event.”
Optional Redemption
Prior to the applicable Par Call Date (as defined below), we may redeem the notes of either series, at our option, in whole or in part, at any time and from time to time, at the applicable redemption price specified herein. On or after the applicable Par Call Date, we may redeem the notes of either series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.
For purposes of the foregoing, “Par Call Date” means          , 20   with respect to the 20   notes (        months prior to the maturity date of such notes) and          , 20   with respect to the 20   notes (       months prior to the maturity date of such notes).
See “Description of Notes—Optional Redemption.”
Covenants
The indenture governing the notes will restrict our ability and the ability of our subsidiaries to, among other things:
•
incur certain debt secured by liens;

•
engage in sale and leaseback transactions; and

•
consolidate with, sell, lease, convey or otherwise transfer all or substantially all of our assets to, or merge with or into, any other person or entity.

These covenants are subject to a number of important qualifications and limitations. See “Description of Notes—Covenants.”
Use of Proceeds
We expect to receive net proceeds from this offering of approximately $      , after deducting the underwriting discounts and estimated transaction expenses payable by us.
We intend to use the net proceeds from this offering to refinance certain indebtedness, including the repayment at maturity of our 3.150% senior notes due June 15, 2026 (the “2026 Notes”) (plus accrued and unpaid interest thereon), to pay related fees and expenses and for general corporate purposes. See “Description of Other Indebtedness—Registered Notes—U.S. Dollar-denominated Senior Notes.”
Pending such use, we may temporarily use all of the net proceeds for general corporate purposes. We have broad discretion in the use of such proceeds. See “Use of Proceeds.”
Further Issuances
We may in the future, without the consent of holders, issue additional notes of any series on the same terms and conditions and with the same CUSIP number / ISIN as the notes of such series being offered hereby. A series of the notes and any additional notes of such series with the same terms subsequently issued under the indenture would be treated as a single series for all purposes under the indenture, including without limitation, waivers, amendments, redemptions and offers to purchase; provided that no such additional notes may be issued with the same CUSIP number / ISIN unless they will be fungible with the outstanding notes of the applicable series offered hereby for U.S. federal income tax purposes.
CUSIP / ISIN
20   notes:               /
20   notes:               /
No Public Market
The notes will be new issues of securities for which there is no established market. We do not intend to list the notes on any securities exchange or to arrange for the notes to be quoted on any automated dealer quotation system.
The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so, and any market-making in the notes may be discontinued at any time in their sole discretion. Accordingly, there can be no assurance that an active or liquid market will develop for the notes or, if developed, will be maintained. See “Underwriting.”
Trustee
Truist Bank
Governing Law
The State of New York.
Risk Factors
An investment in the notes involves various risks, and prospective investors should carefully consider the information set forth in the section titled “Risk Factors” beginning on page S-14 of this prospectus supplement, in “Part I, Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, and the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, for a discussion of certain risks you should consider before investing in the notes.

SUMMARY CONSOLIDATED FINANCIAL DATA
The following tables set forth summary consolidated financial information. The summary consolidated financial information for the years ended December 31, 2025, 2024 and 2023 has been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary consolidated financial information as of April 3, 2026 and for the three months ended April 3, 2026 and March 28, 2025 has been derived from our unaudited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus.
The summary consolidated financial information for the year ended December 31, 2022 has been derived from our unaudited pro forma condensed consolidated financial statements included in our Current Report on Form 8-K filed with the SEC on June 30, 2025, which is not incorporated by reference into this prospectus supplement. The summary consolidated financial information for the six months ended December 31, 2025 and 2024 has been derived from our unaudited consolidated financial statements, which are not incorporated by reference into this prospectus supplement.
The summary consolidated financial information set forth below is presented on a continuing operations basis reflecting the Precision Technologies segment as discontinued operations and may not be indicative of our results of operations or financial condition had the Separation been completed as of the beginning of the periods presented or of our future results. Our historical consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods.
The data set forth in this “Summary Consolidated Financial Data” section should be read in conjunction with our consolidated financial statements and the related notes thereto and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended April 3, 2026, each of which is incorporated by reference into this prospectus supplement.
	As of and for the Three Months Ended		Six Months Ended December 31,		Year Ended December 31,
($ in millions, except per share amounts)	April 3, 2026	March 28, 2025	2025	2024	2025	2024	2023	2022
	(unaudited)		(unaudited)					(unaudited)
Statement of earnings data
Total sales	$1,069.4	$993.1	$2,149.6	$2,076.5	$4,159.1	$4,080.9	$3,913.9	$3,740.8
Gross profit	675.5	637.5			2,641.1	2,619.1	2,477.1	2,315.7
Operating profit:
Intelligent Operating Solutions	186.2	174.6			738.3
Advanced Healthcare Solution	32.7	21.7			138.6
Net earnings from continuing operations	136.4	112.6	308.5	304.7	532.7	482.5	408.4	316.0
Net earnings per common share from continuing operations
Basic	0.44	0.33	0.95	0.88	1.60	1.38
Diluted	0.44	0.33	0.95	0.87	1.59	1.37
Statement of cash flows data
Total operating cash provided by continuing operations	$220.4	$191.8	$638.9		$1,035.7	$1,028.5	$833.4	$807.3
Purchases of property, plant and equipment	(26.6)	(21.1)	(59.0)		(105.1)	(86.1)	(78.6)	(65.0)
Balance sheet data
Cash and equivalents	$356.1
Total assets	11,584.1
Current portion of long-term debt	899.8
Long-term debt	2,589.3

	As of and for the Three Months Ended		Six Months Ended December 31,		Year Ended December 31,
($ in millions, except per share amounts)	April 3, 2026	March 28, 2025	2025	2024	2025	2024	2023	2022
	(unaudited)		(unaudited)					(unaudited)
Non-GAAP and other financial data (unaudited)
Recurring revenue(a)	$537.2	$476.5			$2,065.8	$1,977.5	$1,849.1	$1,791.6
Adjusted gross profit(b)	$676.3	$639.3			$2,652.1	$2,619.7	$2,481.8	$2,316.4
Adjusted gross profit margin(b)	63.2%	64.4%			63.8%	64.2%	63.4%	61.9%
Adjusted net earnings(b)	217.5	191.1	517.2	487.2	906.1	850.5
Adjusted diluted net earnings per share(b)	0.70	0.55	1.58	1.39	2.71	2.41
Adjusted EBITDA(b)	313.7	277.1	667.3	612.4	1,232.8	1,161.9	1,045.7	937.3
Adjusted EBITDA margin(b)	29.3%	27.9%	31.0%	29.5%	29.6%	28.5%	26.7%	25.1%
Segment adjusted EBITDA(b)
Intelligent Operating Solutions	255.1	236.2			1,001.9
Advanced Healthcare Solution	83.8	71.2			341.3
Segment adjusted EBITDA margin(b)
Intelligent Operating Solutions	34.3%	34.2%			35.1%
Advanced Healthcare Solution	25.7%	23.6%			26.2%
Free cash flow(b)	193.8	170.7	579.9		930.6	942.4	754.8	742.3
Net debt(b)	$3,141.3

(a)
Recurring revenue represents revenue that is expected to recur on a periodic basis, including from software subscriptions, maintenance and service contracts, hardware-as-service, consumable and other recurring service arrangements. Recurring revenue is an operating metric and is not a financial measure presented in accordance with GAAP.

(b)
Non-GAAP financial measure. Please see “—Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable GAAP financial measure.

Non-GAAP Financial Measures
Our management believes that each of the non-GAAP financial measures described below provides useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.
The information presented below reflects GAAP to non-GAAP reconciliations on a continuing operations basis.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Adjusted Net Earnings, Adjusted Diluted Net Earnings per Share, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Profit Margin, Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin
We disclose the consolidated non-GAAP measures of adjusted gross profit and adjusted gross profit margin, which, to the extent applicable, make the following adjustments to GAAP gross profit:
•
Excluding on a pretax basis the effect of inventory fair value adjustments related to significant acquisitions; and

•
Excluding on a pretax basis the costs incurred pursuant to discrete restructuring plans that are fundamentally different from ongoing productivity improvements in terms of the size, strategic nature, planning requirements and the inconsistent frequency of such plans as well as the associated macroeconomic drivers which underlie such plans (the “Discrete Restructuring Charges”).

We also disclose the consolidated non-GAAP measures of adjusted net earnings, adjusted diluted net earnings per share, adjusted earnings before income taxes, interest, depreciation and amortization (“adjusted EBITDA”) and adjusted EBITDA margin, which, to the extent applicable, make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:
•
Excluding on a pretax basis the Discrete Restructuring Charges;

•
Excluding on a pretax basis amortization of acquisition related intangible assets;

•
Excluding on a pretax basis acquisition, divestiture and Separation related items;

•
Excluding on a pretax basis the effect of foreign currency transaction gains and losses related to Euro-denominated debt;

•
Excluding on a pretax basis (to the extent there is a tax effect) gains and losses from divestitures;

•
Excluding on a pretax basis the effect of gains and losses from our equity investments; and

•
Excluding on a pretax basis charitable contribution expense.

In addition to the adjustments noted above, with respect to the consolidated non-GAAP measures of adjusted EBITDA and adjusted EBITDA margin, we make the following adjustments to GAAP net earnings:
•
Excluding on a pretax basis net interest expense;

•
Excluding on a pretax basis depreciation expense;

•
Excluding on a pretax basis non-cash intangible impairments;

•
Excluding on a pretax basis Russia exit and wind down costs; and

•
Excluding income taxes.

In addition to the adjustments noted above, with respect to the non-GAAP measures of adjusted net earnings and adjusted diluted net earnings per share, we make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:

•
Excluding the tax effect (to the extent tax deductible) of the pretax adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment).

We also disclose, for each segment of Fortive, the non-GAAP measures of adjusted EBITDA and adjusted EBITDA margin, which, to the extent applicable, make the following adjustments to GAAP operating profit for the corresponding segment, which is deemed to be the most comparable GAAP measure given interest and taxes are not incurred at the segment level:
•
Excluding on a pretax basis amortization of acquisition-related intangible assets;

•
Excluding on a pretax basis acquisition, divestiture and Separation related items;

•
Excluding on a pretax basis the Discrete Restructuring Charges; and

•
Excluding on a pretax basis depreciation expense.

Amortization of Acquisition Related Intangible Assets
As a result of our acquisition activity, we have significant amortization expense associated with definite-lived intangible assets. We adjust for amortization expense of acquisition related intangible assets incurred in each period. We believe that this adjustment provides our investors with additional insight into our operational performance and profitability, as this expense is non-cash in nature and not indicative of our core business performance.
Acquisition, Divestiture and Separation Related Items
While we have a history of acquisition and divestiture activity, we do not acquire and divest businesses or assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to inventory fair value adjustments is unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, transaction costs, which include acquisition, divestiture, integration, restructuring and separation costs related to completed or announced transactions, and the non-recurring gains on divestitures of businesses or assets, are unique to each transaction and are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending or completed during such period and the complexity of such transactions. In connection with the Separation, on a continuing operations basis, we also incurred incremental stock-based compensation expense, primarily due to the adjustment of outstanding stock-based awards to preserve the intrinsic value thereof, and the accelerated compensation expense related to certain stock-based awards due to separation-related executive retirements. We adjust for transaction costs, incremental costs related to the Separation, acquisition related fair value adjustments to inventory, integration costs and corresponding restructuring charges related to acquisitions, in each case, incurred in a given period. Restructuring costs related to the Separation are not included in this adjustment but are instead included in Discrete Restructuring Charges.
Discrete Restructuring Charges
We will exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements that result from application of the Fortive Business System or from execution of general cost saving strategies. These discrete restructuring plans differ in terms of the size, strategic nature and planning requirements, and are often triggered by significant macroeconomic shifts, significant divestitures, such as the Separation, or material operational, economic or capital market disruptions. Because these restructuring plans will be incremental to the fundamental activities that arise in the ordinary course of our business and we believe are not indicative of our ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time. Restructuring costs related primarily to an acquisition as opposed to a disposition are not included in this adjustment but are instead included in acquisition, divestiture and Separation related items.

Foreign Currency Transaction Gains and Losses Related to Euro-denominated Debt
We adjust for the effect of unrealized foreign currency transaction gains and losses on the remeasurement of Euro-denominated debt that are not designated as hedging instruments for accounting purposes. As the fluctuations in foreign currency exchange rates continue to remain volatile, we believe this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Gains and Losses from Divestitures
In 2022 and 2025, we recorded gains resulting from immaterial divestitures. We adjust for gains and losses from divestitures because we believe the adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Gains and Losses from Equity Investments
We adjust for the effect of earnings and losses from our equity method investments over which we do not exercise control over the operations or the resulting earnings or losses. We believe that this adjustment provides our investors with additional insight into our operational performance. However, it should be noted that earnings and losses from our equity method investments will recur in future periods while we maintain such investments.
In addition, we adjust for remeasurement gains and losses, including impairment loss, on equity investments. We believe such adjustments facilitate comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Charitable Contribution Expense
During the first quarter of 2024, we pledged to make a charitable donation of $20 million to the Fortive Foundation, a related party, without any donor-imposed conditions or restrictions. We recorded a charitable contribution expense of $20 million within our “Other non-operating expense, net” line in the consolidated statements of earnings for the year ended December 31, 2024 incorporated by reference in this prospectus supplement. We adjust for the charitable donation expense because we believe the adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Non-cash Impairment Charges
We adjust for impairment charges incurred, if any. During the twelve month period ended December 31, 2023, we recognized $5.2 million related to impairment charges. We believe excluding these changes provides investors with additional insight into our operational performance, as impairment charges are non-cash and not related to our core business performance.
Russia Exit and Wind Down Costs
In connection with the invasion of Ukraine by Russian forces, the Company exited business operations in Russia in the second quarter of 2022, other than for ASP’s sterilization products, which are exempt from international sanctions as humanitarian products. As a result of the exit of our business operations in Russia, the Company recorded a pre-tax charge totaling $15.6 million during 2022 to reflect the write-off of net assets, the write-off of the cumulative translation adjustment in earnings for legal entities deemed substantially liquidated, and to record provisions for employee severance and legal contingencies. These costs are identified as the “Russia exit and wind down costs” in the unaudited pro forma consolidated statement of earnings for the year ended December 31, 2022. We adjust for the non-recurring Russia exit and wind down costs because we believe that this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.

Adjusted Gross Profit Margin (unaudited)
	Three Months Ended		Year Ended December 31,
($ in millions)	April 3, 2026	March 28, 2025	2025	2024	2023	2022
Revenue (GAAP)	$1,069.4	$993.1	$4,159.1	$4,080.9	$3,913.9	$3,740.8
Gross Profit (GAAP)	675.5	637.5	2,641.1	2,619.1	2,477.1	2,315.7
Acquisition-related fair value adjustments to inventory	—	—	—	—	—	0.7
Discrete Restructuring Charges	0.8	1.8	11.0	0.6	4.7	—
Adjusted Gross Profit (Non-GAAP)	$676.3	$639.3	$2,652.1	$2,619.7	$2,481.8	$2,316.4
Gross Profit Margin (GAAP)	63.2%	64.2%	63.5%	64.2%	63.3%	61.9%
Adjusted Gross Profit Margin (Non-GAAP)	63.2%	64.4%	63.8%	64.2%	63.4%	61.9%
The sum of the components of adjusted gross profit may not equal due to rounding.
Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share (unaudited)
	Three Months Ended				Six Months Ended December 31,				Year Ended December 31,
($ in millions, except per share amounts)	April 3, 2026		March 28, 2025		2025		2024		2025		2024
		Per share values		Per share values		Per share values		Per share values		Per share values		Per share values
Net Earnings and Net Earnings Per Share (GAAP)	$136.4	$0.44	$112.6	$0.33	$308.5	$0.95	$304.7	$0.87	$532.7	$1.59	$482.5	$1.37
Pretax amortization of acquisition related intangible assets	93.2	0.30	91.2	0.26	184.7	0.57	184.2	0.53	367.5	1.10	369.3	1.05
Pretax acquisition, divestiture and Separation related items(a)	1.9	0.01	—	—	40.4	0.12	0.3	—	42.0	0.13	1.9	0.01
Pretax Discrete Restructuring Charges	6.3	0.02	3.4	0.01	20.6	0.06	10.6	0.03	32.0	0.10	10.6	0.03
Pretax foreign currency transaction losses related to Euro-denominated debt	(3.3)	(0.01)	—	—	0.7	—	—	—	0.7	—	—	—
Pretax gains from divestitures(b)	—	—	—	—	(0.1)	—	—	—	(2.2)	(0.01)	—	—
Pretax losses from equity investments	—	—	—	—	—	—	26.2	0.07	—	—	39.4	0.11
Pretax charitable contribution expense	—	—	—	—	—	—	—	—	—	—	20.0	0.06
Tax effect of the adjustments reflected above(b)	(17.0)	(0.06)	(16.1)	(0.05)	(37.6)	(0.12)	(38.8)	(0.11)	(66.6)	(0.20)	(73.2)	(0.22)
Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$217.5	$0.70	$191.1	$0.55	$517.2	$1.58	$487.2	$1.39	$906.1	$2.71	$850.5	$2.41
Average Diluted Shares of Common Stock Outstanding (shares in millions)		312.8		344.6		326.4		350.2		334.6		352.8

(a)
Includes pretax transaction costs, acquisition related fair value adjustments to inventory, integration costs, corresponding restructuring charges related to acquisitions and certain Separation-related costs recorded in Net earnings from continuing operations.

(b)
The gain from divestiture in 2025 had no tax impact. The tax effect of the adjustments includes all other items.

The sum of the components of adjusted net earnings and adjusted diluted net earnings per share may not equal due to rounding.

Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
	Three Months Ended		Six Months Ended December 31,		Year Ended December 31,
($ in millions)	April 3, 2026	March 28, 2025	2025	2024	2025	2024	2023	2022
Revenue (GAAP)	$1,069.4	$993.1	$2,149.6	$2,076.5	$4,159.1	$4,080.9	$3,913.9	$3,740.8
Net Earnings (GAAP)	$136.4	$112.6	$308.5	$304.7	$532.7	$482.5	$408.4	$316.0
Interest expense, net	31.6	32.0	56.4	70.1	120.5	152.8	123.5	98.3
Income taxes	27.2	21.1	20.4	(15.4)	69.5	23.8	24.7	36.2
Depreciation	20.4	16.8	35.7	31.7	70.1	61.6	59.3	58.6
Amortization of acquisition related intangible assets	93.2	91.2	184.7	184.2	367.5	369.3	366.7	368.7
EBITDA (Non-GAAP)	308.8	273.7	605.7	575.3	1,160.3	1,090.0	982.6	877.8
Pretax acquisition, divestiture, and Separation related items(a)	1.9	—	40.4	0.3	42.0	1.9	2.4	27.1
Pretax Discrete Restructuring Charges	6.3	3.4	20.6	10.6	32.0	10.6	38.2	—
Pretax foreign currency transaction (gains) and losses related to Euro-denominated debt	(3.3)	—	0.7	—	0.7	—	—	—
Pretax gains from divestitures	—	—	(0.1)	—	(2.2)	—	—	(0.5)
Pretax losses from equity investments	—	—	—	26.2	—	39.4	17.3	17.3
Pretax charitable contribution expense	—	—	—	—	—	20.0	—	—
Pretax non-cash intangible impairments	—	—	—	—	—	—	5.2	—
Pretax Russia exit and wind down costs	—	—	—	—	—	—	—	15.6
Adjusted EBITDA (Non-GAAP)	$313.7	$277.1	$667.3	$612.4	$1,232.8	$1,161.9	$1,045.7	$937.3
Net Earnings Margin (GAAP)	12.8%	11.3%	14.4%	14.7%	12.8%	11.8%	10.4%	8.4%
Adjusted EBITDA Margin (Non-GAAP)	29.3%	27.9%	31.0%	29.5%	29.6%	28.5%	26.7%	25.1%

(a)
Includes pretax transaction costs, acquisition related fair value adjustments to inventory, integration costs, corresponding restructuring charges related to acquisitions and certain Separation-related costs recorded in Net earnings from continuing operations.

The sum of the components of adjusted EBITDA may not equal due to rounding.
Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin (unaudited)
	Three Months Ended				Year Ended
	April 3, 2026		March 28, 2025		December 31, 2025
($ in millions)	IOS	AHS	IOS	AHS	IOS	AHS
Revenue (GAAP)	$743.2	$326.2	$690.9	$302.2	$2,856.3	$1,302.8
Operating Profit (GAAP)	$186.2	$32.7	$174.6	$21.7	$738.3	$138.6
Pretax amortization of acquisition-related intangible assets	47.7	45.5	46.6	44.6	187.1	180.4
Pretax acquisition, divestiture and Separation related items(a)	0.5	—	—	—	0.9	0.2
Pretax Discrete Restructuring Charges	6.0	0.3	3.4	—	26.3	2.6
Adjusted Operating Profit (Non-GAAP)	240.4	78.5	224.6	66.3	952.6	321.8
Depreciation	14.7	5.3	11.6	4.9	49.3	19.5
Adjusted EBITDA (Non-GAAP)	$255.1	$83.8	$236.2	$71.2	$1,001.9	$341.3
Operating Profit Margin (GAAP)	25.1%	10.0%	25.3%	7.2%	25.8%	10.6%
Adjusted Operating Profit Margin (Non-GAAP)	32.3%	24.1%	32.5%	21.9%	33.4%	24.7%
Adjusted EBITDA Margin (Non-GAAP)	34.3%	25.7%	34.2%	23.6%	35.1%	26.2%

(a)
Includes pretax transaction costs, acquisition related fair value adjustments to inventory, integration costs, corresponding restructuring charges related to acquisitions and certain Separation-related costs recorded in Operating profit.

The sum of the components of adjusted EBITDA may not equal due to rounding.

Core Revenue Growth
We use the term “core revenue growth” when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired or divested businesses and (2) the impact of foreign currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines that have been divested or, at the time of reporting, are pending divestiture but are not, and will not be, considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period.
We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.
Core Revenue Growth (unaudited)
	% Change Three Months Ended April 3, 2026 vs. Comparable 2025 Period	% Change Six Months Ended June 27, 2025 vs. Comparable 2024 Period	% Change Six Months Ended December 31, 2025 vs. Comparable 2024 Period	% Change Year Ended December 31, 2025 vs. Comparable 2024 Period	% Change Year Ended December 31, 2024 vs. Comparable 2023 Period	% Change Year Ended December 31, 2023 vs. Comparable 2022 Period
Total Revenue Growth (GAAP)	7.7%	0.3%	3.5%	1.9%	4.3%	4.6%
Excluding impact of:
Acquisitions and divestitures	—	0.2%	0.3%	0.2%	(0.6)%	0.2%
Currency exchange rates	(2.4)%	0.2%	(1.2)%	(0.4)%	0.6%	0.6%
Core Revenue Growth (Non-GAAP)	5.3%	0.7%	2.6%	1.7%	4.3%	5.4%
Free Cash Flow
We use the term “free cash flow” when referring to cash provided by operating activities calculated according to GAAP less payments for capital expenditures.
Management believes that such non-GAAP measure provides useful information to investors in assessing our ability to generate cash without external financing, fund acquisitions and other investments and, in the absence of refinancing, repay our debt obligations. However, it should be noted that free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that we have committed to, such as debt service requirements and other non-discretionary expenditures.
Free Cash Flow (unaudited)
	Three Months Ended		Six Months Ended	Year Ended December 31,
($ in millions)	April 3, 2026	March 28, 2025	December 31, 2025	2025	2024	2023	2022
Operating Cash Flows (GAAP)	$220.4	$191.8	$638.9	$1,035.7	$1,028.5	$833.4	$807.3
Less: purchases of property, plant & equipment (capital expenditures) (GAAP)	(26.6)	(21.1)	(59.0)	(105.1)	(86.1)	(78.6)	(65.0)
Free Cash Flow (Non-GAAP)	$193.8	$170.7	$579.9	$930.6	$942.4	$754.8	$742.3

Net Debt
We use the term “net debt” when referring to total debt, representing the sum of long-term debt and the current portion of long-term debt, adjusted for unamortized debt discounts, premiums and issuance costs, less cash and cash equivalents.
Management believes that such non-GAAP measure provides useful information to investors in assessing our debt leverage, liquidity and ability to repay our debt obligations. However, it should be noted that net debt as a liquidity measure has material limitations because cash and cash equivalents can be used for purposes other than repayment of outstanding debt.
Net Debt (unaudited)
($ in millions)	As of April 3, 2026
Long-term debt, carrying value (GAAP)	$2,589.3
Current portion of long-term debt	899.8
Aggregate unamortized debt discounts, premiums and issuance costs	8.3
Less: cash and cash equivalents	(356.1)
Net debt (Non-GAAP)	$3,141.3

RISK FACTORS
Investing in the notes involves risks. Before purchasing any notes, you should carefully consider the specific factors discussed below, together with all the other information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein. For further discussion of the risks, uncertainties and assumptions relating to our business, please see the risk factors described in “Part I, Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent annual, quarterly and other reports and documents that we file from time to time with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties described below and incorporated herein are those that we have identified as material, but are not the only risks and uncertainties facing us. Our business is also subject to general risks and uncertainties that affect many other companies, such as market conditions, economic conditions, geopolitical events, changes in laws, regulations or accounting rules, fluctuations in interest rates, terrorism, wars or conflicts, major health concerns, natural disasters or other disruptions of expected business conditions. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may impair our business, including our results of operations, liquidity and financial condition.
Risks Related to the Notes
Public trading markets for the notes may not develop.
The notes are new issues of securities for which no established trading markets exist. We do not intend to list the notes on any national securities exchange or any automated dealer quotation system. Accordingly, no assurance can be given that trading markets for the notes will develop or be maintained. If active trading markets do not develop for the notes, noteholders may not be able to resell them at all or at prices acceptable to them. Although the underwriters for this offering have advised us that they intend to make a market in the notes after completion of the offering, they are not obligated to do so and may discontinue market making at any time.
The market prices of the notes may be volatile.
The market prices of the notes will depend on, and may fluctuate significantly in response to, many factors that may vary over time and some of which are beyond our control, including:
•
our actual or anticipated financial performance;

•
the amount of indebtedness we and our subsidiaries have outstanding;

•
market interest rates;

•
the market for similar securities;

•
competition;

•
the size and liquidity of the markets for the notes;

•
general economic conditions; and

•
the realization of any of the other risk factors included or incorporated by reference in this prospectus and the accompanying prospectus supplement.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.
An increase in interest rates could result in a decrease in the relative value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Ratings of notes may not reflect all risks of an investment in the notes.
We expect that the notes will be rated by at least one nationally recognized statistical rating organization. Any credit ratings assigned or that will be assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Moreover, the ratings of the notes will be subject to ongoing evaluation by credit rating agencies. An explanation of the significance of any rating may be obtained from the applicable rating agency. Any rating is not a recommendation to purchase, sell or hold the notes. These ratings do not correspond to market price or suitability for a particular investor. Each agency’s rating should be evaluated independently of any other agency’s rating. In addition, ratings prevailing at any time may be lowered or withdrawn in their entirety. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs. As a result, the ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes. No report of any rating agency is incorporated by reference herein.
We are a holding company and conduct substantially all of our operations through our subsidiaries. We will depend on our subsidiaries for funds to meet our obligations under the notes.
We are a holding company that conducts substantially all of our operations through our subsidiaries, and our principal sources of funds, including funds to make payments pursuant to the notes, are dividends, distributions, loans or other payments from these subsidiaries. None of our subsidiaries are under any direct obligation to pay or otherwise fund amounts due on the notes, whether in the form of dividends, distributions, loans or other payments to us. In addition, there may be statutory and regulatory limitations on the payment of dividends from certain of our subsidiaries. If sufficient funds are not able to be transferred to us from our subsidiaries, or sufficient cash or liquidity is not otherwise available, we may not be able to make principal or interest payments on outstanding debt, including the notes. In addition, our subsidiaries are permitted under the terms of the indenture governing the notes to incur additional indebtedness that may restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit such subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due.
The notes do not restrict our or our subsidiaries’ ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of the notes.
We are not restricted from incurring additional indebtedness under the terms of the notes and the indenture governing the notes. See “Description of Notes—Covenants” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the notes and the indenture governing the notes, including repurchasing indebtedness or common or preferred shares, as applicable, or paying dividends, could have the effect of diminishing our ability to make payments on the notes when due. Additionally, except as set forth under “Description of Notes—Covenants” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus, the indenture governing the notes will not contain any provisions applicable to the notes that would afford holders of the notes protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.
We may redeem your notes at our option, which may adversely affect your return.
We may redeem the notes, in whole or in part, at our option at any time or from time to time at the applicable redemption prices described in this prospectus supplement. Prevailing interest rates at the time we redeem any series of the notes may be lower than the interest rate on the notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the applicable series of the notes. See “Description of Notes—Optional Redemption” for a more detailed description of the conditions under which we may redeem the notes.
The notes are unsecured and will be effectively junior to our secured indebtedness to the extent of the value of the collateral therefor.
The notes will be our unsecured and unsubordinated general obligations. Holders of our secured indebtedness, if any, will have claims that are prior to your claims as holders of the notes, to the extent of the assets securing such indebtedness. If we were to become insolvent or be liquidated, or if payment under any of the agreements governing our secured debt is accelerated, the lenders under such secured debt agreements will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to agreements governing that debt. Accordingly, the secured lenders will have a prior claim on our assets securing such secured debt. In that event, because the notes are not secured by any of our assets, it is possible that there will be no assets remaining from which claims of the holders of the notes can be satisfied or, if any assets remain, the remaining assets might be insufficient to satisfy those claims in full. To the extent that our assets securing secured indebtedness cannot satisfy in full our secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would rank equally in right of payment with the notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of our secured indebtedness, if any. As of April 3, 2026, we had no material secured indebtedness.
Holders of the notes will be structurally subordinated to our subsidiaries’ third-party indebtedness and obligations.
The notes are obligations of Fortive exclusively and not of any of our subsidiaries, and will, therefore, be structurally subordinated to all existing and future indebtedness of our subsidiaries, unless such subsidiaries expressly guarantee the notes. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of third-party creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over the claims of our creditors, including holders of the notes. Consequently, the notes will be structurally subordinated to all existing and future liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of April 3, 2026, our subsidiaries had approximately $1.6 million in aggregate principal amount of indebtedness to which the notes will be structurally subordinated.
The financial performance of Fortive and its subsidiaries and other factors could adversely impact our ability to make payments on the notes.
Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our and our subsidiaries’ financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control.
We may not be able to repurchase all of the notes upon a change of control, which would result in a default under the notes.
Upon the occurrence of a change of control triggering event, unless we have exercised our right to redeem the notes, have defeased the notes or have satisfied and discharged the notes, each holder of the notes will have the right to require us to repurchase all or any part of such holder’s notes at a price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a change of control triggering event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. In addition, our ability to repurchase the notes for cash may be limited by law, or by the terms of other agreements relating to our indebtedness outstanding at that time. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and for holders of the notes. See “Description of Notes—Change of Control Triggering Event.”

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.
The definition of change of control in the indenture governing the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain. In addition, some important corporate events, such as leveraged recapitalizations or sale of our company to a public company that does not have a majority shareholder, may not, under the indenture governing the notes, constitute a “change of control” that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See “Description of Notes—Change of Control Triggering Event.”
Your rights as a holder of the notes will be limited so long as the notes are issued as book-entry interests.
Owners of the book-entry interests will not be considered owners or holders of notes unless and until definitive notes are issued in exchange for book-entry interests. Instead, the nominee for DTC will be the sole registered holder of the global notes for the benefit of its participants.
After payment to the registered holder, we will have no responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, if you own a book-entry interest, you must rely on the procedures of DTC, and if you are not a participant in DTC, on the procedures of the participants through which you own your interest, to exercise any rights and obligations of a holder under the indenture. Owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC, or, if applicable, from a participant. There can be no assurance that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any matters on a timely basis.
Similarly, upon the occurrence of an event of default under the indenture, unless and until definitive registered notes are issued in respect of all book-entry interests, if investors own book-entry interests, they will be restricted to acting through DTC. The procedures to be implemented through DTC may not be adequate to ensure the timely exercise of rights under the notes. See “Description of Notes—Book-Entry Procedures.”

USE OF PROCEEDS
We expect to receive net proceeds from this offering of approximately $      , after deducting the underwriting discounts and estimated transaction expenses payable by us.
We intend to use the net proceeds from this offering to refinance certain indebtedness, including the repayment at maturity of our $900 million aggregate principal amount of the 2026 Notes (plus accrued and unpaid interest thereon), to pay related fees and expenses and for general corporate purposes. Pending such use, we may temporarily use all of the net proceedsfor general corporate purposes.We have broad discretion in the use of such proceeds.
The 2026 Notes bear interest at a rate of 3.150% per year and mature on June 15, 2026. See “Description of Other Indebtedness—Registered Notes—U.S. Dollar-denominated Senior Notes.”

CAPITALIZATION
The following table sets forth the capitalization of Fortive Corporation as of April 3, 2026:
•
on an actual basis;

•
on an as adjusted basis to give effect to the issuance and sale of the notes offered hereby and the use of proceeds therefrom to repay at maturity all of our outstanding 2026 Notes, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Use of Proceeds” and our consolidated financial statements incorporated by reference in this prospectus supplement, the related notes thereto and the other financial data included and incorporated by reference in this prospectus supplement. The as adjusted information may not reflect our cash, short-term debt and capitalization in the future.
	As of April 3, 2026(1)
($ in millions)	Actual	As Adjusted
	(unaudited)
Cash and equivalents	$356.1	$
notes offered hereby	—
notes offered hereby	—
Commercial paper programs(2)	1,241.1
3.700% Senior Notes due 2029(2)	806.3
3.150% Senior Notes due 2026	900.0
4.300% Senior Notes due 2046	550.0
Long-term debt, principal amounts	3,497.4
Stockholders’ equity:
Common stock, par value $0.01 per share; 2.0 billion shares authorized, 373.1 million shares issued and 305.6 million shares issued and outstanding	3.7
Additional paid-in capital	4,225.7
Treasury shares, at cost	(3,734.3)
Retained earnings	5,546.5
Accumulated other comprehensive income	41.5
Total Fortive stockholders’ equity	6,083.1
Noncontrolling interests	8.3
Total stockholders’ equity	6,091.4
Total capitalization	$9,588.8	$

(1)
Amounts of debt in this table represent outstanding principal amount rather than the carrying value reflected in the balance sheet.

(2)
Euro-denominated amounts have been translated into U.S. dollars at the applicable exchange rate as of the balance sheet date. See “Description of Other Indebtedness.”

DESCRIPTION OF OTHER INDEBTEDNESS
The following section summarizes the terms of our principal indebtedness. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the underlying documents.
Commercial Paper Programs
We periodically issue commercial paper under our U.S. dollar and euro-denominated commercial paper programs (“Commercial Paper Programs”). Under these programs, we may issue unsecured promissory notes with maturities not exceeding 397 and 183 days, respectively.
Credit support for the Commercial Paper Programs is provided by a five-year $2.0 billion senior unsecured revolving credit facility that expires on March 17, 2031 (the “Revolving Credit Facility”). As of April 3, 2026, no borrowings were outstanding under the Revolving Credit Facility. Refer to the section below for further discussion on the Revolving Credit Facility.
The details of our Commercial Paper Programs as of April 3, 2026 were as follows ($ in millions):
	Carrying value (a)	Weighted average annual effective rate	Weighted average maturity (in days)
U.S. dollar-denominated commercial paper	$1,166.2	4.07%	18
Euro-denominated commercial paper(b)	72.5	2.37%	19

(a)
Net of unamortized debt discount.

(b)
Euro-denominated amounts have been translated into U.S. dollars at the applicable exchange rate as of the balance sheet date.

The availability of the Revolving Credit Facility as a standby liquidity facility to repay maturing commercial paper is an important factor in maintaining the Commercial Paper Programs’ credit ratings. We expect to limit any future borrowings under the Revolving Credit Facility to amounts that would leave sufficient credit available under the facility to allow us to borrow, if needed, to repay any outstanding commercial paper as it matures.
Our ability to access the commercial paper market, and the related costs of these borrowings, is affected by the strength of our credit rating and market conditions. Any downgrade in our credit rating would increase the cost of borrowing under our Commercial Paper Programs and the Revolving Credit Facility, and could limit or preclude our ability to issue commercial paper. If our access to the commercial paper market is adversely affected due to a downgrade, change in market conditions, or otherwise, we would expect to rely on a combination of available cash, operating cash flow, and the Revolving Credit Facility to provide short-term funding. In such event, the cost of borrowings under the Revolving Credit Facility could be higher than the historic cost of commercial paper borrowings.
Proceeds from borrowings under the Commercial Paper Programs are typically available for general corporate purposes, including acquisitions.
Credit Facilities
Revolving Credit Facility
We have a five-year $2.0 billion Revolving Credit Facility (the “Amended and Restated Credit Agreement”) that was amended on March 17, 2026 (the “Amendment Effective Date”), which extended the availability period of the Revolving Credit Facility to March 17, 2031 with two additional one year extension options at our request and with the consent of the lenders. The Amended and Restated Credit Agreement also contains an option permitting us to request an increase in the amounts available under the Revolving Credit Facility of up to an aggregate additional $1.0 billion. No borrowings were drawn under the Amended and Restated Credit Agreement as of the Amendment Effective Date.

We are obligated to pay an annual facility fee for the Revolving Credit Facility of between 6 and 15 basis points varying according to our long-term debt credit rating. Borrowings under the new Revolving Credit Facility in U.S. Dollars bear interest at a rate equal, at our option, to either (1) Term Secured Overnight Financing Rate (“Term SOFR”) plus a margin of between 69 and 110 basis points, depending on our long-term debt credit rating or (2) the highest of (a) the prime rate, (b) the Federal funds rate plus 50 basis points, (c) one month Term SOFR plus 100 basis points and (d) 1.0%, plus in each case a margin between 0 and 10 basis points depending on our long-term debt credit rating.
The Amended and Restated Credit Agreement requires us to maintain a consolidated net leverage ratio of debt to consolidated EBITDA (as defined in the Amended and Restated Credit Agreement) as of the end of any fiscal quarter not to exceed 3.75 to 1.00. The maximum consolidated net leverage ratio will be increased to 4.25 to 1.00 for the four consecutive full fiscal quarters immediately following the consummation of any acquisition by us in which the purchase price exceeds $250 million. The Amended and Restated Credit Agreement also contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants.
Registered Notes
Euro-denominated Senior Notes
As of April 3, 2026, we had €700 million aggregate principal amount of our 3.7% euro-denominated senior notes due 2029 (the “2029 Notes”) outstanding, which were issued at 99.943% of their principal amount and bear interest at rate of 3.700% per annum. The 2029 Notes mature on August 15, 2029 with interest payable in arrears on August 15 of each year.
Prior to July 15, 2029, we may redeem the 2029 Notes at our option, in whole or in part, at any time and from time to time, by paying the principal amount and the “make-whole” premium specified in the indenture governing the 2029 Notes. On or after July 15, 2029, we may redeem the 2029 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2029 Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. Additionally, we may, at our option, redeem the 2029 Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest thereon, to, but not including, the redemption date, at any time, if as a result of any change in, or amendment to, the laws, regulations, treaties or rulings of the United States or any political subdivision of or in the United States or any taxing authority thereof or therein affecting taxation, or any change in, or amendment to, the application, official interpretation, administration or enforcement of such laws, regulations, treaties or rulings (including a holding by a court of competent jurisdiction in the United States), which change or amendment is enacted, adopted, announced or become effective, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts with respect to the 2029 Notes.
If a change of control triggering event occurs, we will, in certain circumstances, be required to make an offer to repurchase the 2029 Notes from each holder at a purchase price equal to 101% of the principal amount of the notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. A change of control triggering event is defined as the occurrence of both a change of control and a rating event, each as defined in the indenture governing the 2029 Notes. Except in connection with a change of control triggering event, the 2029 Notes do not have any credit rating downgrade triggers that would accelerate the maturity of such notes. The 2029 Notes contain customary covenants, and as of April 3, 2026, we were in compliance with all such covenants.
U.S. Dollar-denominated Senior Notes
As of April 3, 2026, we had outstanding the following senior notes (collectively, the “USD Notes”):
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$900 million aggregate principal amount of the 2026 Notes issued at 99.644% of their principal amount and bearing interest at the rate of 3.150% per year. The 2026 Notes mature on June 15, 2026; and

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$350 million and $200 million aggregate principal amounts of senior notes due June 15, 2046 (the “2046 Notes”) issued at 99.783% and 101.564%, respectively, of their principal amounts and bearing interest at the rate of 4.300% per year. The 2046 Notes mature on June 15, 2046.

Interest on the USD Notes is payable semi-annually in arrears on June 15 and December 15 of each year.
Prior to December 15, 2045, we may redeem the 2046 Notes at our option, in whole or in part, at any time and from time to time, by paying the principal amount and the “make-whole” premium specified in the indenture governing the USD Notes. Currently, in the case of the 2026 Notes, and on or after December 15, 2045, in the case of the 2046 Notes, we may redeem such series of USD Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the USD Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
If a change of control triggering event occurs, we will, in certain circumstances, be required to make an offer to repurchase the USD Notes from each holder at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. A change of control triggering event is defined as the occurrence of both a change of control and a rating event, each as defined in the indenture governing the USD Notes. Except in connection with a change of control triggering event, the USD Notes do not have any credit rating downgrade triggers that would accelerate the maturity of the USD Notes.
The USD Notes contain customary covenants, including limits on the incurrence of certain secured debt and sale/leaseback transactions, and as of April 3, 2026, we were in compliance with all such covenants.
We intend to use the net proceeds from this offering to repay at maturity all the outstanding $900 million aggregate principal amount of the 2026 Notes. See “Use of Proceeds.”

DESCRIPTION OF NOTES
The following description of the terms of the notes, which are referred to in the accompanying prospectus as the “debt securities,” supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, to which reference is hereby made. You can find the definitions of certain terms used in the following description under the subheading “— Definitions.” In this summary, unless otherwise indicated or the context otherwise requires, the words the “Company,” “Fortive,” we,” “us” and “our” refer only to Fortive Corporation and not to any of its subsidiaries. The     % Notes due 20   offered hereby (the “20   notes”) and the     % Notes due 20   offered hereby (the “20   notes”) are referred to herein collectively as the “notes.”
General
We will issue $        aggregate principal amount of notes in this offering, consisting of $        aggregate principal amount of 20   notes and $        aggregate principal amount of 20   notes, under an indenture and a supplemental indenture (together, the “Indenture”) to be entered into by and between us and Truist Bank, as Trustee, Registrar and Paying Agent. The following statements relating to the notes and the Indenture are summaries of certain provisions thereof and are subject to the detailed provisions of the forms of notes and the Indenture, to which reference is hereby made, including the definitions of certain terms therein and those terms made part thereof by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all of these terms, and holders of notes are referred to the forms of notes, the Indenture and the Trust Indenture Act for a statement of those terms.
The notes will be our general unsecured obligations and will rank:
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without preference or priority among themselves and equally in right of payment with our existing and any future unsecured and unsubordinated indebtedness;

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senior in right of payment to any of our existing and future indebtedness that is subordinated to the notes;

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effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

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structurally subordinated to all existing and any future indebtedness and any other liabilities of our subsidiaries.

The 20   notes will mature on            , 20   and the 20   notes will mature on           , 20  .
The notes will be issued in book-entry form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, New York, New York, which we refer to as DTC.
We derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We depend on distributions of cash flow and earnings from our subsidiaries in order to meet our payment obligations under the notes and our other debt obligations. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the notes, or to provide us with funds for our payment obligations with respect thereto, whether by dividends, distributions, loans or otherwise. As a result, the notes are structurally subordinated to the liabilities of our subsidiaries, including trade payables. In addition, provisions of applicable law, such as those limiting the payment of dividends, could limit the ability of our subsidiaries to make payments or other distributions to us, and our subsidiaries could agree to contractual restrictions on their ability to pay dividends or make payments or other distributions to us. As of April 3, 2026, our subsidiaries had approximately $1.6 million in aggregate principal amount of indebtedness.
Except as provided below under “—Covenants—Limitation on Secured Debt,” the Indenture will not limit the amount of debt that we may issue under the Indenture, nor the amount of other debt or securities that we or any of our subsidiaries may issue or incur. We may issue debt securities under the Indenture from time to time in one or more series, each in an amount authorized prior to issuance. Other than the restrictions to be contained in the Indenture on secured debt and sale/leaseback transactions described below under “—Covenants,” and the restrictions described below under “Consolidation, Merger and Sale of Assets” and “Change of Control Triggering Event,” the Indenture will not contain any covenants or other provisions designed to protect holders of the notes in the event that we participate in a highly leveraged or similar transaction or in the event of a change of control. In addition, the Indenture does not limit our ability to guarantee any indebtedness of our subsidiaries or any other person.
Except as provided below, the notes will not be subject to redemption, repurchase or repayment at the option of any holder thereof, upon the occurrence of any particular circumstances or otherwise.
Principal and Interest
The 20   notes will bear interest at     % per annum and the 20   notes will bear interest at     % per annum. Interest on the 20   notes will be paid semi-annually in arrears on             and          of each year, beginning on            , 2026, and interest on the 20   notes will be paid semi-annually in arrears on             and             of each year, beginning on            , 2026 (each, an “Interest Payment Date”). We will make each interest payment to the holders of record of the 20   notes at the close of business on the             or            , as the case may be, immediately preceding the related Interest Payment Date. We will make each interest payment to the holders of record of the 20   notes at the close of business on the             or            , as the case may be, immediately preceding the related Interest Payment Date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If any Interest Payment Date, the maturity date or earlier date of redemption for the notes falls on a day that is not a business day, the required payment will be made on the next business day and no interest will accrue or otherwise accumulate on the amount so payable for the period from and after such Interest Payment Date, maturity date or date of redemption, as the case may be.
For purposes of the notes, “business day” means any day, other than a Saturday or Sunday and that, in New York City, is not a day on which banking institutions are generally authorized or obligated by law or executive order to close.
Additional Notes
The notes will initially be limited to an aggregate principal amount of $      , consisting of up to $       aggregate principal amount of 20   notes and up to $       aggregate principal amount of 20   notes. We may, without the consent of holders of the notes offered hereby, increase the principal amount of any series of the notes by issuing additional notes of such series in the future on the same terms and conditions, except for any difference in the issue date, issue price, interest accrued prior to the issue date of the additional notes of such series, and, if applicable, the first interest payment date and the initial interest accrual date with the same CUSIP number/ISIN as the applicable series of the notes offered hereby so long as additional notes of such series are fungible for U.S. federal income tax purposes with the applicable series of the notes offered hereby. Any series of the notes offered by this prospectus supplement and any additional notes of such series would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the Indenture.
No Guarantees
The notes will not be guaranteed by any subsidiary of Fortive.
Optional Redemption
Prior to            , 20   , in the case of the 20   notes (       months prior to the maturity date of the 20   notes) (the “20   notes Par Call Date”), and prior to            , 20  , in the case of the 20   notes (            months prior to the maturity date of the 20   notes) (the “20   notes Par Call Date” and, together with the 20   notes Par Call Date, the “Par Call Dates” and each, a “Par Call Date”), the Company may redeem the applicable series of notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on their applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the applicable Treasury Rate (as defined below) plus         basis points with respect to the 20   notes and         basis points with respect to the 20   notes, in each case, less (b) interest accrued to, but not including, the date of redemption; and
(2)   100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
On or after the applicable Par Call Date, the Company may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs:
The Treasury Rate applicable to the redemption of notes of a series shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.
If on the third business day preceding the applicable redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate applicable to such redemption based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United

States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed and may, at our discretion, be subject to one or more conditions precedent including any related change of control or other corporate transactions. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such redemption date be delayed to a date later than 60 days after the date on which such notice was transmitted), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed.
In the case of a partial redemption of any series of the notes, selection of the applicable series of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the applicable series of notes or portions thereof called for redemption.
Certain Covenants
Limitation on Secured Debt
We will not, and will not permit any Subsidiary (as defined below) to, create, assume or guarantee any Secured Debt (as defined below) without making effective provision for securing the notes equally and ratably with such Secured Debt. This covenant does not apply to indebtedness secured by:
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purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any indebtedness incurred by us or a Subsidiary prior to, at the time of, or within 18 months after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property;

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mortgages, pledges, liens, security interest or encumbrances (collectively referred to as security interests) on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by us or a Subsidiary;

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security interests on property or shares of capital stock or indebtedness of any corporation or firm existing at the time such corporation or firm becomes a Subsidiary;

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security interests in property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with us or a Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or a Subsidiary, provided that no such security interests shall extend to any other Principal Property (as defined below) of ours or such Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions or improvements to the acquired property;

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security interests on our property or property of a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit us or any Subsidiary to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

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security interests on any property or assets of any Subsidiary to secure indebtedness owing by it to us or to another Subsidiary;

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liens securing reimbursement obligations with respect to letters of credit related to trade payables and issued in the ordinary course of business, which liens encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

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liens encumbering customary initial deposits and margin deposits and other liens in the ordinary course of business, in each case securing indebtedness under any interest swap obligations and currency agreements and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect Fortive or any of its Subsidiaries from fluctuations in interest rates or currencies; or

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any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any security interest referred to in the foregoing bullets.

Limitation on Sale and Leaseback Transactions
We will not, and will not permit any Subsidiary to, enter any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of ours or any Subsidiary that is sold to any other person in connection with such lease (a “Sale and Leaseback Transaction”), unless either:
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we or such Subsidiary would be entitled, without equally and ratably securing the notes, to incur indebtedness secured by a mortgage on the Principal Property leased pursuant to any of the bullets referenced above under “—Limitation on Secured Debt,” or

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an amount equal to the value of the Principal Property so leased is applied to the retirement, within 180 days of the effective date of such arrangement, of indebtedness for borrowed money incurred or assumed by us or a Subsidiary which is recorded as Funded Debt (as defined below) as shown on our most recent consolidated balance sheet and which in the case of such indebtedness of ours, is not subordinate and junior in right of payment to the prior payment of the notes.

In addition, permitted Sale and Leaseback Transactions not subject to the limitation above and the provisions described in “—Limitation on Secured Debt” above include leases between only Fortive and a wholly-owned Subsidiary of Fortive or only between wholly-owned Subsidiaries of Fortive.
Classification
For purposes of determining compliance with the limitations on Secured Debt and Sale and Leaseback Transactions, (a) a lien securing an item of Secured Debt need not be permitted solely by reference to one category (or portion thereof) described above, but may be permitted in part under any combination thereof and (b) in the event that a lien securing an item of Secured Debt (or any portion thereof) meets the criteria of one or more of the categories (or portions thereof), we may, in our sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such lien securing such item of Secured Debt (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with the limitation on Secured Debt and Sale and Leaseback Transactions.
Exempted Indebtedness
Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, we and any one or more Subsidiaries may, without securing the notes, issue, assume, or guarantee

Secured Debt or enter into any Sale and Leaseback Transaction which would otherwise be subject to the foregoing restrictions; provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the Attributable Debt (as defined below) of Sale and Leaseback Transactions, other than Sale and Leaseback Transactions described in either bullet of the first paragraph under the heading “—Limitation on Sale and Leaseback Transactions,” at such time does not exceed 15% of Consolidated Net Assets (as defined below).
Definitions
“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Consolidated Assets” means the aggregate of all assets of us and our Subsidiaries (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with GAAP), appearing on the most recent available consolidated balance sheet of us and our Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves, all prepared in accordance with GAAP.
“Consolidated Current Liabilities” means the aggregate of the current liabilities of us and our Subsidiaries appearing on the most recent available consolidated balance sheet of us and our Subsidiaries, all in accordance with GAAP (excluding current maturities of long-term debt and obligations under capitalized leases).
“Consolidated Net Assets” means Consolidated Assets after deduction of Consolidated Current Liabilities.
“Funded Debt” means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent available consolidated balance sheet of us and our Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be shown on our consolidated balance sheet as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by GAAP to be shown on our balance sheet.
“GAAP” means U.S. generally accepted accounting principles and interpretations thereof, consistently applied, which are in effect as of the date of the Indenture; provided that leases shall continue to be classified and accounted for on a basis consistent with GAAP as in effect as of December 31, 2017, notwithstanding any change in GAAP related thereto (including pursuant to Accounting Standard Codification Topic 842) and the Company shall not be required to provide any reconciliation thereof to GAAP.
“Principal Property” means any manufacturing plant, warehouse, office building or single parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by us or any Subsidiary and located in the United States, whether owned on the date of the Indenture or thereafter; provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Assets of us and our Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of our board of directors (evidenced by a certified board resolution delivered to the Trustee), is not of material importance to the business conducted by us and our Subsidiaries taken as a whole.

“Secured Debt” means indebtedness for borrowed money and any Funded Debt which, in each case, is secured by a security interest in:
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any Principal Property, or

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any shares of capital stock or indebtedness of any Subsidiary that owns a Principal Property.

“Subsidiary” means any corporation or other entity (including, without limitation, partnerships, limited liability companies, joint ventures and associations) of which at least a majority of the outstanding capital stock having by the terms thereof ordinary voting power for the election of directors (or persons performing similar functions) of such corporation or other entity (irrespective of whether or not at the time the capital stock of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any such contingency) is at the time directly or indirectly owned by Fortive, or by one or more Subsidiaries of Fortive, or by Fortive and one or more other Subsidiaries of Fortive.
Reports
To the extent any of the notes of any series are outstanding, we will deliver to the Trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. We will also comply with the other provisions of Section 314(a) of the Trust Indenture Act, to the extent applicable. Delivery of reports, information and documents to the Trustee pursuant to the Indenture is for informational purposes only and the Trustee’s receipt of the foregoing will not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on officer’s certificates from the Company). All such documents or reports referred to in the foregoing that we file with the SEC via the SEC’s EDGAR system shall be deemed to be delivered and filed with the Trustee and transmitted to the holders at the time such documents are filed via the EDGAR system (or any successor system).
Events of Default
The Indenture defines an event of default with respect to any series of notes as being:
(1)   failure to pay interest on that series of notes for 30 days past the applicable due date;
(2)   failure to pay principal of, or premium, if any, on that series of notes when due (whether at maturity, upon acceleration, redemption or otherwise);
(3)   failure to perform, or breach of, any other covenant, agreement or warranty for the benefit of the holders of that series of notes, other than a covenant, agreement or warranty a default in whose performance or breach is dealt with elsewhere in the Indenture, which continues for 90 days after written notice from the Trustee or holders of 25% of the outstanding principal amount of notes of that series;
(4)   (a) failure to pay principal of, premium on, if any, or interest, if any, under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by Fortive or any Subsidiary of Fortive (or the payment of which is guaranteed by Fortive or any Subsidiary of Fortive), other than any such indebtedness for borrowed money owed to Fortive or any wholly-owned Subsidiary of Fortive, whether such indebtedness or guarantee now exists, or is created after the date of the Indenture prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or (b) acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $80.0 million or more; or
(5)   specified events relating to the bankruptcy, insolvency or reorganization of Fortive.

The Trustee is required to give holders of the particular series of notes written notice of a default with respect to that series of notes as provided by the Trust Indenture Act. In the case of any default of the character described in clause (3) of the immediately preceding paragraph, no such notice to holders must be given until at least 60 days after the occurrence of that default. An event of default with respect to one series of notes is not necessarily an event of default for another series.
If there is an event of default with respect to a series of notes, which continues for the requisite amount of time, either the Trustee or holders of at least 25% of the aggregate principal amount outstanding of notes of that series may declare the principal amount of such series of notes to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization of Fortive as provided in the Indenture, then the principal of and interest on such series of notes shall become due and payable immediately without any act by the Trustee or any holder of that series of notes. However, at any time after an acceleration with respect to a series of notes has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding principal amount of notes of that series may, under certain circumstances, rescind and annul such acceleration.
The holders of a majority in aggregate principal amount outstanding of a series of notes may, on behalf of the holders of the notes of that series, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium or interest with respect to notes of that series or (2) a default with respect to a provision of the Indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, and any event of default arising from that default shall be deemed to have been cured for all purposes. The holders of a majority in aggregate principal amount outstanding of a series of notes may also, on behalf of the holders of the notes of that series, waive, with respect to that series, our compliance with certain restrictive covenants in the Indenture.
If an event of default specified in clause (4) above occurs, such event of default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders, if within 20 days after such event of default arose, (x) the indebtedness or guarantee that is the basis for such event of default has been discharged, or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such event of default, or (z) if the default that is the basis for such event of default has been cured or is no longer continuing.
If any event which is, or after notice or lapse of time or both would become, an event of default (collectively referred to in this paragraph as a default) occurs and is continuing with respect to a series of notes and if the Trustee has received written notice of such default, the Trustee will transmit to each holder of such notes of that series notice of such default within 90 days after receipt of such notice by the Trustee. Except in the case of default in the payment of principal, premium, or interest with respect to notes of that series the Trustee may withhold such notice if and so long as the corporate trust committee or a committee of specified responsible officers of the Trustee in good faith determines that withholding the notice is in the interests of the holders of such notes of that series.
A holder of any series of notes may institute a suit against us for enforcement of such holder’s rights under the Indenture, for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:
•
the holder gives the Trustee written notice of a continuing event of default with respect to the notes of the series held by that holder;

•
holders of at least 25% of the aggregate principal amount of the outstanding principal amount of notes of that series make a request, in writing, and offer indemnity reasonably satisfactory to the Trustee for the Trustee to institute the requested proceeding;

•
the Trustee does not receive direction contrary to the holder’s request from holders of a majority in aggregate principal amount outstanding of that series of notes within 60 days following such notice, request and offer of indemnity under the terms of the Indenture; and

•
the Trustee does not institute the requested proceeding within 60 days following such notice.

The Indenture requires us to annually deliver to the Trustee a statement as to performance of our obligations under the Indenture and as to any defaults.
A default in the payment of the notes, or a default with respect to the notes that causes them to be accelerated, may give rise to a cross-default under our other indebtedness.
Consolidation, Merger and Sale of Assets
The Indenture will prohibit us from consolidating with or merging into another business entity, or conveying, transferring or leasing our properties and assets substantially as an entirety to any business entity, unless:
•
the surviving or acquiring entity is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and it expressly assumes our obligations with respect to the notes by executing a supplemental indenture;

•
immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•
we have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the Indenture and all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

The restrictions in the bullets above shall not be applicable to:
•
the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or to convert our form of organization to another form; or

•
the merger of us with or into a single direct or indirect wholly-owned subsidiary of ours.

Modification and Waiver
We and the Trustee may enter into supplemental indentures for the purpose of modifying or amending the Indenture with the consent of holders of at least a majority in aggregate principal amount of each series of notes affected. However, the consent of all of the holders of each series of notes that are affected thereby is required for any of the following modifications or amendments, among others:
•
to extend the final maturity of any series of notes;

•
to reduce the principal amount of any series of notes, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or make the principal thereof or interest thereon payable in any currency other than that provided in the notes or in accordance with the terms thereof;

•
to waive an uncured default in the payment of principal of any series of notes or interest thereon (except in the case of a rescission of acceleration of the notes of such series by the holders of at least a majority in aggregate principal amount of the notes of such series at the time outstanding and a waiver of the payment default that resulted from such acceleration) or change a provision related to the waiver of past defaults or change or impair the right of any holders of notes to institute suit for the payment thereof;

•
to modify any of the provisions relating to entering into supplemental indentures for the purpose of modifying or amending the Indenture except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each note so affected; or

•
to reduce the aforesaid percentage of notes of any series, the consent of the holders of which is required for any such supplemental indenture or the consent of holders of which is required for any modification, amendment or waiver of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences provided for in the Indenture.
In addition, we and the Trustee may enter into supplemental indentures for the purpose of modifying or amending the Indenture without the consent of the holders of the notes for one or more of the following purposes:
•
to convey, transfer, assign, mortgage or pledge to the Trustee as security for the notes of any series any property or assets;

•
to evidence that a corporation, limited liability company, partnership or trust has become our successor, and that the successor assumes our covenants, agreements and obligations in the Indenture and in the notes;

•
to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•
to add to our covenants further covenants, restrictions, conditions or provisions as our board of directors and Trustee shall consider to be for the protection of the holders of the notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the Indenture;

•
to surrender any of our rights or powers under the Indenture, to cure any ambiguity, defect or inconsistency or to conform the Indenture or any supplemental indenture to this “Description of Notes”;

•
to provide for or add guarantors for the notes of one or more series;

•
to establish the form or terms of the notes of any series as permitted by the Indenture;

•
to evidence and provide for the acceptance of appointment by a successor trustee with respect to the notes of one or more series and to add to or change any of the provisions of the Indenture as necessary to provide for the administration of the Indenture by more than one trustee;

•
to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of notes, as set forth in the Indenture;

•
to make any change to the notes of any series so long as no notes of such series are outstanding; or

•
to make any other change that does not adversely affect the interests of the holders of the notes in any material respect.

Change of Control Triggering Event
If a change of control triggering event occurs, unless, with respect to any series of the notes, we have exercised our option to redeem such series of the notes as described above, we will be required to make an offer (the “change of control offer”) to each holder of each series of the notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in the notes. In the change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but not including, the date of repurchase (the “change of control payment”). Within 30 days following any change of control triggering event or, at our option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to holders of each applicable series of the notes describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed (the “change of control payment date”).

The notice will, if mailed prior to the date of the consummation of the change of control, state that the offer to purchase is conditioned on the change of control triggering event occurring on or prior to the change of control payment date.
On the change of control payment date, we will, to the extent lawful:
•
accept for payment all the notes or portions of the notes properly tendered pursuant to the change of control offer;

•
deposit with the Paying Agent an amount equal to the change of control payment in respect of all the notes or portions of the notes properly tendered; and

•
deliver or cause to be delivered to the Trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of the notes or portions of the notes being repurchased.

We will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all the notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the change of control payment date an event of default under the Indenture, other than a default in the payment of the change of control payment upon a change of control triggering event.
We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.
For purposes of the change of control offer provisions of the notes, the following terms are applicable: “Change of control” means the occurrence of any of the following:
•
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than (a) Fortive or one of its subsidiaries or (b) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Fortive’s voting stock or other voting stock into which its voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or

•
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of Fortive’s assets and the assets of Fortive’s subsidiaries taken as a whole, to any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than Fortive or one of its subsidiaries).

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (A) Fortive becomes a direct or indirect wholly-owned subsidiary of a holding company and (B)(i) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Fortive’s voting stock immediately prior to that transaction or (ii) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.
The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of Fortive’s and its subsidiaries’ assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of Fortive’s and Fortive’s subsidiaries’ assets taken as a whole to another person or group may be uncertain.
“Change of control triggering event” means the occurrence of both a change of control and a rating event. No change of control triggering event will be deemed to have occurred in connection with any particular change of control unless and until such change of control has actually been consummated.
“Investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Fortive.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Rating agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the applicable series of the notes or fails to make a rating of the applicable series of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“Rating event” means the rating on the applicable series of notes is lowered by each of the rating agencies and such series of notes is rated below an investment grade rating by each of the rating agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the applicable series of notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control and (2) public notice of the occurrence of a change of control or our intention to effect a change of control; provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular change of control (and thus will not be deemed a rating event for purposes of the definition of change of control triggering event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at our or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control has occurred at the time of the rating event).
“S&P” means S&P Global Ratings Services (a division of S&P Global Inc.), and its successors.
“Voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Legal Defeasance and Covenant Defeasance
The Indenture will provide that we may elect either:
•
legal defeasance, which permits us to defease and be discharged from, subject to limitations, all of our obligations with respect to the notes of a series; or

•
covenant defeasance, which permits us to be released from our obligations to comply with certain covenants relating to the notes of a series, including those described under “Covenants” and “Consolidation, Merger and Sale of Assets,” and the occurrence of an event described in clause (3) under “Events of Default” with respect to any such covenants will no longer be an event of default.

We may invoke legal defeasance or covenant defeasance with respect to any series of notes only if:
•
we irrevocably deposit with the Trustee, in trust, funds, government obligations (taking into account payment of principal and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on the notes of that series;

•
we deliver to the Trustee a certificate from a nationally recognized firm of independent accountants or investment bank expressing their opinion that the payments of principal, premium and interest when due on the deposited government obligations, plus any deposited money will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to the notes of that series to maturity or redemption, as the case may be;

•
we deliver to the Trustee an opinion of counsel to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the Indenture;

•
we deliver to the Trustee an officer’s certificate to the effect that such series of notes, if then listed on any securities exchange, will not be delisted as a result of such deposit;

•
no event which is, or after notice or lapse of time would become, an event of default under the Indenture shall have occurred and be continuing at the time of such deposit or, with regard to any default relating to our bankruptcy, insolvency or reorganization, at any time on or prior to the 90th day after such deposit;

•
the deposit does not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all notes under the Indenture are in default within the meaning of such Act);

•
the deposit is not a default under any other agreement binding on us;

•
such deposit will not result in the trust arising from such deposit constituting an investment company under the Investment Company Act of 1940, as amended, unless such trust is registered under, or exempt from, such Act;

•
if the notes are to be redeemed prior to the stated maturity, notice of such redemption shall have been duly given or provision for such notice satisfactory to the Trustee shall have been made; and

•
we deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the notes of that series as contemplated by the Indenture have been complied with.

Satisfaction and Discharge
The Indenture will be discharged and cease to be of any further effect as to all outstanding notes of any series if:
•
we have delivered to the Trustee for cancellation all notes of that series (with certain limited exceptions); or

•
all notes of that series not previously delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee, and in any such case we have deposited with the Trustee, in trust, funds, government obligations or a combination thereof in an amount sufficient to pay at maturity or upon redemption all of the principal, premium and interest due with respect to those notes;

and if, in either case, we also pay or cause to be paid all other sums payable under the Indenture by us and deliver to the Trustee an officer’s certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the Indenture have been complied with.
Payment and Paying Agents
The paying agent for the notes will initially be Truist Bank (the “Paying Agent”).
Payment of interest on the notes on any Interest Payment Date will be made to the person in whose name the note is registered at the close of business on the regular record date for such interest payment.

We will pay the principal of, premium, if any, and interest on the notes either at the office of the Paying Agent or, if we elect, we may pay interest by mailing a check to your address as it appears on our register or by wire transfer to an account maintained by the person entitled thereto as specified in the securities register. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we are required to maintain a paying agent in each place of payment for the notes.
All moneys paid by us to a paying agent or the Trustee, or held, for the payment of the principal of or any premium or interest on the notes which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, or discharged from trust, and the holder of such notes shall thereafter, as an unsecured general creditor, look only to us for payment thereof, subject to applicable escheat laws.
Book-Entry Procedures
We have obtained the following information concerning The Depository Trust Company (“DTC”), Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
Except as set forth below, the notes will initially be issued in the form of one or more global notes. The notes will be issued as fully-registered securities registered, at the request of DTC, in the name of Cede & Co. Except as set forth below, the global note or notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. One fully-registered security certificate will be issued for the notes in the aggregate principal amount of the notes, and will be deposited with DTC or the Trustee on behalf of DTC. If, however, the aggregate principal amount of the notes exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount of the notes and an additional certificate will be issued with respect to any remaining principal amount of the notes. Investors may hold their beneficial interests in a global note directly through DTC or indirectly through organizations which are participants in the DTC systems.
If you wish to hold notes through the DTC system, you must either be a direct participant in DTC or hold through a direct participant in DTC. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations that have accounts with DTC. For those holders of notes outside the United States, Euroclear and Clearstream (both described below) participate in DTC through their New York depositaries (each, a “U.S. Depositary”). Indirect participants are securities brokers and dealers, banks and trust companies that do not have an account with DTC, but that clear through or maintain a custodial relationship with a direct participant. Thus, indirect participants have access to the DTC system through direct participants or through other indirect participants that have access through direct participants.
DTC may grant proxies or authorize its participants (or persons holding beneficial interests in the global notes through these participants) to exercise any rights of a holder or take any other actions that a holder is entitled to take under the Indenture or the notes. The ability of Euroclear or Clearstream to take actions as a holder of the notes under the Indenture will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.
DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. We and the Trustee will not be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures, or for the performance by direct or indirect participants of their obligations under the rules and procedures of the clearance systems.
Transfers within DTC, Euroclear and Clearstream will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between investors who hold or who will hold any notes through DTC and investors who hold or will hold any notes through Euroclear or Clearstream will be effected in DTC through the respective depositaries of Euroclear and Clearstream.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the Indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the Indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its beneficial interest, to exercise any rights of a holder of notes under the Indenture or a global note.
Notes represented by a global note can be exchanged for definitive securities in registered form only if:
•
DTC notifies us that it is unwilling or unable to continue as depositary for that global note and a successor depositary is not appointed within 90 days after receiving such notice;

•
at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days after receiving such notice;

•
we execute and deliver to the Trustee and the registrar an officer’s certificate stating that the global note shall be so exchangeable; or

•
an Event of Default with respect to the notes represented by that global note has occurred and is continuing.

A global note that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.
Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a debt security represented by a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Payments on the notes represented by global notes will be made to DTC or its nominee, as the case may be, as the registered owner and the sole holder thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note and of corresponding detail information, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global note held through such participants will be governed by standing instructions and customary practice as is now the case with notes held for the accounts of customers registered in the names of nominees for such customers. The participants will have sole responsibility for those payments.
The laws of some states require certain purchasers of notes to take physical delivery of the notes in definitive form. These laws may impair your ability to transfer beneficial interests in a global note or notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in a global note or notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.
The Depository Trust Company
We understand that:
•
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act;

•
DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•
DTC’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC;

•
access to the DTC system is also available to others such as securities brokers, dealers, banks, trust companies and others that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•
the rules applicable to DTC and its participants are on file with the SEC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear and Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
Clearstream and Euroclear
We have obtained the information in this section concerning Clearstream and Euroclear, and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
We understand that Clearstream is a limited liability company organized under Luxembourg law as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream participant.
We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”) under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
We understand that the Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
We have provided the descriptions of the operations and procedures of Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the Trustee takes any responsibility for these operations or procedures, and you are urged to contact Clearstream and Euroclear or their participants directly to discuss these matters.
Concerning the Trustee
Truist Bank will be the trustee under the Indenture (the “Trustee”). We may maintain deposit accounts and conduct other banking transactions with the Trustee in the ordinary course of business.
Governing Law
The Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.
Waiver of Jury Trial
The Indenture will provide that each of us and the Trustee by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the notes or the transactions contemplated thereby.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS
The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes as of the date hereof to holders that acquire notes for cash at their original issue price pursuant to this offering. This summary applies only to Non-U.S. Holders (as defined below) that purchase the notes pursuant to this offering at the initial public offering price and hold the notes as capital assets for U.S. federal income tax purposes. This summary is based on the Internal Revenue Code of 1986, as amended (“Code”), Treasury Regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).
This discussion does not address all of the tax considerations that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as financial institutions, broker-dealers, insurance companies, regulated investment companies, real estate investment trusts, cooperatives, controlled foreign corporations, passive foreign investment companies, taxpayers subject to special tax accounting rules, traders in securities that elect to apply a mark-to-market method of tax accounting, expatriates, tax-exempt organizations, or persons that are, or hold their notes through, partnerships or other pass-through entities), or to persons who hold the notes as part of a straddle, hedge, conversion, synthetic security, or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below.
In addition, this discussion does not address the considerations of the alternative minimum tax, the Medicare contribution tax on investment income, gift or estate tax or any state, local or non-U.S. tax considerations or any tax considerations other than U.S. federal income tax considerations.
No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Prospective purchasers of the notes should consult their tax advisors concerning the U.S. federal income tax consequences to them of owning and disposing of the notes, as well as the application of other U.S. federal tax laws and state, local and foreign tax laws.
For purposes of this discussion, “Non-U.S. Holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and that is not, for U.S. federal income tax purposes:
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a citizen or individual resident of the United States;

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a corporation (or other entity subject to tax as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more United States persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the U.S. federal income tax considerations applicable to an investment in the notes in light of their particular circumstances.
PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES.
Payments of Interest
Payments of interest on the notes made to a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax provided that such interest is not effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (or, if certain tax treaties apply, if such interest is not attributable to a permanent establishment or fixed base within the United States by the Non-U.S. Holder), and such Non-U.S. Holder:
(1)   does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,
(2)   is not a controlled foreign corporation that is related to the Company (within the meaning of section 864(d)(4) of the Code), and
(3)   certifies as to its non-U.S. status and that no withholding is required pursuant to FATCA (as discussed below) on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form).
A Non-U.S. Holder that does not meet the above criteria will be subject to United States federal withholding tax at a flat rate of 30%, unless (i) the withholding tax rate is reduced or eliminated by an applicable income tax treaty and such Non-U.S. Holder is a qualified resident of the treaty country and complies with certain certification requirements, or (ii) the interest is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States), as discussed below.
If interest on the notes is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, the Non-U.S. Holder, although exempt from U.S. federal withholding tax provided certain certification requirements are met, will generally be subject to U.S. federal income tax on the receipt or accrual of such interest on a net income basis in the same manner as if it were a United States person. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments.
Disposition of the Notes
Except with respect to accrued but unpaid interest, if any, which will generally be subject to tax as described above under “—Payments of Interest,” a Non-U.S. Holder will generally not be subject to U.S. federal income tax (or any withholding thereof) with respect to gain, if any, recognized on a disposition of the notes unless:
(1)   the Non-U.S. Holder holds the note in connection with the conduct of a U.S. trade or business (and, if an applicable income tax treaty so requires, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States), in which case such gain will be subject to tax on a net income basis in the same manner as interest that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States as described above; or
(2)   in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a tax, currently at a rate of 30% (or lower applicable treaty rate), on the excess, if any, of such gain plus all other U.S. source capital gains recognized by such holder during the same taxable year over the Non-U.S. Holder’s U.S. source capital losses recognized during such taxable year.
FATCA
Under sections 1471 through 1474 of the Code and the regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”), withholding at a rate of 30% will generally be required in certain circumstances on interest payments in respect of notes held by or through certain foreign financial institutions (including investment funds), unless such institution otherwise qualifies for an exemption or (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, interest payments in respect of notes held by an investor that is a nonfinancial non-U.S. entity that do not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. Accordingly, the entity through which the notes are held will affect the determination of whether withholding under the rules described in this paragraph is required. We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld.
Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

UNDERWRITING
Morgan Stanley & Co. LLC. Barclays Capital Inc., J.P. Morgan Securities LLC and Scotia Capital (USA) Inc. are acting as representatives (the “Representatives”) of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from us, the principal amount of each series of the notes set forth opposite its name below:
Name	Principal Amount of 20 Notes to be Purchased	Principal Amount of 20 Notes to be Purchased
Morgan Stanley & Co. LLC	$	$
Barclays Capital Inc.
J.P. Morgan Securities LLC
Scotia Capital (USA) Inc.
Total	$	$
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons and affiliates against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters may offer and sell the notes through certain of their affiliates.
The Representatives have advised us that the underwriters propose initially to offer each series of the notes to the public at the respective public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such prices less concessions not in excess of a percentage of the principal amount of the applicable series of the notes as set forth in the table below. After the initial offering, the public offering prices, concessions or any other terms of the offering may be changed.
Series	Selling concessions
20 Notes	%
20 Notes	%
The expenses of the offering, not including the underwriting discounts and commissions, are estimated at $      million and are payable by us. The underwriters have agreed to reimburse us for certain of these expenses.
New Issue of Notes
The notes are new issues of securities with no established trading market. We do not intend to list the notes on any securities exchange or automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes of each series, but they are not obligated to do so, and any market-making in the notes may be discontinued at any time in their sole discretion. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at discounts from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
No Sales of Similar Securities
We have agreed that we will not, for a period commencing on the date of the underwriting agreement and ending on the closing date, without first obtaining the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the notes (other than (i) the notes or (ii) commercial paper issued in the ordinary course of business).
Price Stabilization
In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions.
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Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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Over-allotment involves sales by the underwriters of the notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

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Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

These stabilizing transactions, over-allotment transactions and syndicate covering transactions may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.
Extended Settlement
We expect that delivery of the notes will be made against payment therefor on or about     , 2026, which will be the    business day following the date of pricing of the notes (this settlement cycle being referred to as “T+   ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any day prior to the business day before delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+   , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their advisors.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, various financial advisory, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, certain of the underwriters or their respective affiliates are agents or lenders under our Revolving Credit Facility and Term Loan Credit Agreement. Certain of the underwriters or their respective affiliates may also be holders of our other debt, including the 2026 Notes, and upon application of the net proceeds of this offering to repay the 2026 Notes at maturity, such underwriters or their affiliates will receive a portion of the net proceeds of this offering.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).
Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither (i) a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (“POATRs”). For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to buy or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
In addition, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or persons falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other person to whom it may otherwise lawfully be distributed (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to, and will be engaged in only with, relevant persons.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Taiwan
The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
In relation to its use in the Dubai International Financial Centre (the “DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to Prospective Investors in Hong Kong
The notes have not and may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance of Hong Kong (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance of Hong Kong (Cap. 32, Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, or (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in South Korea
The notes have not been and will not be registered with the Financial Services Commission of South Korea under the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder (the “FSCMA”) and the notes have been and will be offered in South Korea as a private placement under the FSCMA. Accordingly, the notes may not be offered, sold or delivered, directly or indirectly, in South Korea or to, or for the account or benefit of, any resident of South Korea (as defined in the Foreign Exchange Transactions Law of South Korea and the decrees and regulations thereunder (the “FETL”)) or to others for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea, except as otherwise permitted by applicable laws and regulations of South Korea, including the FSCMA and the FETL. In addition, for a period of one year from the issue date of the notes, any acquirer of the notes who was solicited to buy the notes in South Korea is prohibited from transferring any of the notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the notes.
Notice to Prospective Investors in Australia
No placement document, offering memorandum, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.
The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.
Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Brazil
The notes have not been and will not be issued nor placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, have not been and will not be registered with the Securities Commission of Brazil (Comissão de Valores Mobiliários, or “CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the notes in Brazil is not legal without prior registration under Law No. 6,385 of December 7, 1976, as amended, and Instruction No. 160 on July 13, 2022, as amended. Documents relating to the offering of the notes may not be delivered in Brazil.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS
The consolidated financial statements of Fortive Corporation appearing in Fortive Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of Fortive Corporation’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (other than any documents or information deemed to have been “furnished” rather than “filed” in accordance with SEC rules):
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2026;

•
Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2026; and

•
Current Report on Form 8-K filed on March 20, 2026.

We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the date all of the securities offered by this prospectus supplement are sold or the offering is otherwise terminated or expires, with the exception of any documents or information furnished, including under Item 2.02, Item 7.01 and Item 9.01 of Form 8-K, which is not deemed filed and is therefore not incorporated by reference in this prospectus supplement. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents. The preceding list of documents incorporated by reference into this prospectus supplement supersedes and replaces the documents listed in the accompanying prospectus under the heading “Incorporation By Reference”.
This prospectus supplement is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect the registration statement, including exhibits, at the SEC’s website at https://www.sec.gov or on our website at https://www.fortive.com. Information contained on our website is not and should not be deemed a part of this prospectus supplement or any other report or filing filed with the SEC. Our statements in this prospectus supplement about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to:
Fortive Corporation
Attn: Fortive Investor Relations
6920 Seaway Blvd
Everett, WA 98203
(425) 446-5000

FORTIVE CORPORATION
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Purchase Contracts
Purchase Units
Warrants
Subscription Rights

We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement as well as the documents incorporated or deemed incorporated by reference in this prospectus carefully before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. Additionally, shares of common stock may also be resold from time to time by selling shareholders. We will not receive any proceeds from the sale of shares offered by the selling shareholder pursuant to this prospectus.
Our common stock is listed on The New York Stock Exchange under the symbol “FTV”. On June 6, 2023, the last reported sale price of our common stock as reported on The New York Stock Exchange was $67.23 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 7, 2023

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read on the SEC’s website.
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to “Fortive,” the “Company,” “we,” “our” and “us” refer, collectively, to Fortive Corporation, a Delaware corporation, and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.fortive.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-37654) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, including Items 2.02 and 7.01 of Form 8-K) until the offering of the securities under the registration statement is terminated or completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2023 Annual Meeting of Shareholders;

•
Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023;

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Current Reports on Form 8-K filed February 1, 2023, March 2, 2023 and April 26, 2023; and

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The description of our common stock contained in our Information Statement, filed as Exhibit 99.1 to the Registration Statement on Form 10 initially filed on December 3, 2015 (Commission File No. 001-37654), including all amendments and reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Fortive Corporation
6920 Seaway Blvd
Everett, WA 98203
Attn: Fortive Investor Relations
(425) 446-5000
FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contain certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding: projections of revenue, expenses, profit, profit margins, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, our liquidity position or other financial measures; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions, divestitures, strategic opportunities, securities offerings, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets we sell into, including the expected impact of trade and tariff policies; new or modified laws, regulations and accounting pronouncements; impact of climate-related events or transition activities; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; impact of changes to tax laws; general economic and capital markets conditions, including impact of inflation or interest rate changes; impact of geopolitical events, including the impact of Ukraine/Russia conflict and other hostilities; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that we intend or believe will or may occur in the future. Terminology such as “believe,” “anticipate,” “should,” “could,” “intend,” “will,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words.

Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors. Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.
See the risk factors included in our periodic reports filed with the SEC under the Exchange Act, and in any applicable prospectus supplement, for a further discussion regarding reasons that actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Forward-looking statements speak only as of the date of the report, document, press release, webcast, call, materials or other communication in which they are made. Except as required by law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
FORTIVE CORPORATION
Fortive is a provider of essential technologies for connected workflow solutions across a range of attractive end-markets. Our strategic segments — Intelligent Operating Solutions, Precision Technologies, and Advanced Healthcare Solutions — include well-known brands with leading positions in their markets. Our businesses design, develop, manufacture, and service professional and engineered products, software, and services, building upon leading brand names, innovative technologies, and significant market positions. We are headquartered in Everett, Washington and employ a team of more than 18,000 research and development, manufacturing, sales, distribution, service, and administrative employees in more than 50 countries around the world.
Fortive is a Delaware corporation and was incorporated in 2015 in connection with the separation of Fortive from Danaher Corporation on July 2, 2016 as an independent, publicly-traded company, listed on the New York Stock Exchange.
Fortive’s principal executive offices are located at 6920 Seaway Blvd, Everett, Washington 98203, and its telephone number is (425) 446-5000.
For additional information regarding Fortive, please refer to our most recent Annual Report on Form 10-K and our other filings with the SEC, which are incorporated by reference into this document. See “Where You Can Find More Information.”
USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF CAPITAL STOCK
The following description of capital stock of Fortive Corporation (“us,” “our,” “we” or the “Company”) is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our amended and restated certificate of incorporation (our “Certificate of Incorporation”), our amended and restated bylaws (our “Bylaws”) and applicable provisions of Delaware corporate law (the “DGCL”), as it may be amended from time to time. You should read our Certificate of Incorporation, Certificate of Designations and Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. As of June 4, 2023, 351,742,186 shares of common stock were outstanding. The number of authorized shares of any class may be increased or decreased by an amendment to our Certificate of Incorporation proposed by our board of directors and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.
Common Stock
Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the common shareholders, and there are no cumulative voting rights. The holders of our common stock entitled to cast a majority of votes at a shareholder meeting will constitute a quorum at such meeting. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of Fortive, holders of our common stock would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any then-outstanding preferred stock.
Directors are generally elected by a majority of the votes cast by holders of our common stock. However, directors are elected by a plurality of the votes cast by holders of our common stock in the case of elections held at a shareholders’ meeting for which (i) our corporate secretary has received a notice or otherwise has become aware, prior to such meeting, that a holder of our common stock has nominated a person for election to the board of directors and (ii) such nomination has not been withdrawn by such shareholder on or before the tenth day before we first mail our notice of meeting for such meeting to the shareholders. A majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. Abstentions and broker non-votes are not counted as votes cast either “for” or “against” a director’s election.
Holders of our common stock have no preemptive, exchange or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Computershare Trust Company, N.A. is the transfer agent and registrar for the common stock.
Preferred Stock
We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our shareholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek shareholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our shareholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then-current market price of the stock.
The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:
•
the designation and stated value per share of the preferred stock and the number of shares offered;

•
the amount of liquidation preference per share;

•
the price at which the preferred stock will be issued;

•
the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

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any redemption or sinking fund provisions;

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if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

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any conversion provisions;

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provisions relating to a change of control

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whether we have elected to offer depositary shares as described under “Description of Depositary Shares”; and

•
any other rights, preferences, privileges, limitations and restrictions on the preferred stock, including those that differ from the descriptions herein.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.
Rank.   Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:
•
senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

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on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

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junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Dividends.   Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.
Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.
No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.
Liquidation Preference.   Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
Redemption.   If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:
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if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

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if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:
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if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

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if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.
If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:
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the redemption date;

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the number of shares and series of preferred stock to be redeemed;

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the redemption price;

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the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

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that dividends on the shares to be redeemed will cease to accrue on such redemption date;

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the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

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the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
Voting Rights.   Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.
Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).
Conversion Rights.   The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.
Transfer Agent and Registrar.   The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.
Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have Anti-Takeover Effects
Provisions of the DGCL and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute.   We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the time the person became an interested shareholder, unless (i) prior to such time, the board of directors of such corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; (ii) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested shareholder) the voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan); or (iii) on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested shareholder. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested shareholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our shareholders.
Proxy Access.   Our Bylaws permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials directors constituting up to 20% of our board of directors, provided that the nominating shareholder(s) and the nominee(s) satisfy the procedural and eligibility requirements specified in our Bylaws.
Size of Board and Vacancies.   Our Bylaws provide that the number of directors on our board of directors will be fixed exclusively by the board of directors. Any vacancies created in the board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled exclusively by a majority of the board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy, other than one arising from an increase in the authorized number of directors will hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal. Any director appointed to fill a newly created directorship resulting from an increase in the authorized number of directors will hold office until the earlier of the next subsequent annual meeting of shareholders, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.
Special Shareholder Meetings.   Our Certificate of Incorporation provides that shareholders who own at least 25% of our outstanding common stock and who otherwise comply with the requirements set forth in the Bylaws may request that a special meeting of shareholders be called.
Shareholder Action by Written Consent.   Our Certificate of Incorporation expressly eliminates the right of our shareholders to act by written consent. Shareholder action must take place at the annual or a special meeting of shareholders.
Shareholder Nomination of Directors.   Our Certificate of Incorporation mandates that shareholder nominations for the election of directors will be given in accordance with the Bylaws. The Bylaws establish advance notice procedures with respect to shareholder proposals and nomination of candidates for election as directors as well as minimum qualification requirements for shareholders making the proposals or nominations. Additionally, the Bylaws require that candidates for election as a director disclose their qualifications and make certain representations.

No Cumulative Voting.   The DGCL provides that shareholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.
Undesignated Preferred Stock.   The authority that our board of directors possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.
Exclusive Forum.   Unless we otherwise consent in writing, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of fiduciary duty owed by any director or officer of the Company to the Company or our shareholders, (3) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL, or (4) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another state or federal court located within the State of Delaware.
Authorized but Unissued Shares.   Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of the unsecured general obligations that Fortive Corporation may offer from time to time in the form of one or more series of debt securities, which may be senior or subordinated, secured or unsecured, and which may be issued as convertible debt securities or exchangeable debt securities. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. As used in this “Description of Debt Securities” references to “Fortive,” “we,” “our” and “us” refer to Fortive Corporation, a Delaware corporation, and do not, unless the context otherwise indicates, include Fortive’s subsidiaries.
We may issue senior debt securities or convertible senior debt securities from time to time under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities or convertible subordinated debt securities from time to time under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. In this section, the senior indenture and the subordinated indenture are each referred to as an indenture and the senior trustee and the subordinated trustee are each referred to as a trustee.
The following summaries of certain provisions of the indentures and the debt securities are not complete and are subject to the detailed provisions of the indentures. You should refer to the form of senior indenture and the form of subordinated indenture, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part and incorporated by reference into this prospectus, for more specific information. In addition, you should consult the applicable prospectus supplement and any free writing prospectus that we authorize to be delivered for particular terms of the debt securities being offered.

The indentures do not limit the amount of debt securities that may be issued by Fortive. Each indenture will provide that debt securities may be issued from time to time in one or more series. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement if any of the general terms and conditions described below will not apply to the series of debt securities.
General
The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including the senior debt securities), as described under the heading “— Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.
The debt securities will be our unsecured obligations. Any secured debt that we incur or our other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
The applicable prospectus supplement and/or free writing prospectus will include the specific terms of the debt securities of any series being offered, including the following terms:
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the title and type of the debt securities;

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whether the debt securities will be senior, convertible senior, subordinated or convertible subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture the terms on which they are subordinated;

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the initial aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

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the price or prices at which we will sell the debt securities;

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the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

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the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

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the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

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the right, if any, to extend the interest payment periods and the duration of that extension;

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the manner of paying principal and interest and the place or places where principal and interest will be payable;

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the denominations of the debt securities if other than $2,000 or multiples of $1,000;

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provisions for a sinking fund, purchase fund or other analogous fund, if any;

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any redemption dates, prices, obligations and restrictions on the debt securities;

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the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

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any conversion or exchange features of the debt securities;

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whether and upon what terms the debt securities may be defeased;

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any events of default or covenants in addition to or in lieu of those set forth in the indenture;

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whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

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whether such debt securities will be secured at the time of such series;

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whether the debt securities will be guaranteed as to payment or performance;

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how such securities may be amended;

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any special tax implications of the debt securities; and

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any additional, different or other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue additional debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such additional debt securities or (2) the first payment of interest following the issue date of such additional debt securities). Such additional debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Certain Terms of the Senior Debt Securities
Certain Covenants.   Certain defined terms used in the senior indenture that are important to understanding the covenants of Fortive described herein are provided below under “—Certain Definitions.”
No Personal Liability of Incorporators, Shareholders, Officers, Directors.   The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, shareholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee.   The senior indenture provides that, except during the continuance of an event of default, the senior trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the senior trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the senior trustee thereunder, should it become a creditor of ours or any of our Subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The senior trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds.   All funds deposited with the senior trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the senior trustee and paying agents will have no liability therefor.
Governing Law.   The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities, except that, unless otherwise provided in the applicable prospectus supplement, the subordinated indenture and subordinated debt securities will not include a limitation on the creation, assumption, or guarantee of secured debt or a limitation on sale and leaseback transactions.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination.   The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
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all of the indebtedness of that person for money borrowed;

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all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

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all of the lease obligations that are capitalized on the books of that person in accordance with GAAP;

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all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

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all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for other securities or property of Fortive. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:
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the conversion or exchange price;

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the conversion or exchange period;

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provisions regarding the ability of us or the holder to convert or exchange the debt securities;

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events requiring adjustment to the conversion or exchange price; and

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provisions affecting conversion or exchange in the event of our redemption of the debt securities.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
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all outstanding depositary shares have been redeemed; or

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there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustments under anti-dilution formulas. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in debt securities of Fortive or an entity unaffiliated with Fortive or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.
The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.
The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase common stock, preferred stock, depositary shares or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. The applicable prospectus supplement will also describe the following terms of any warrants:
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the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants are to be sold separately or with other securities as parts of units;

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whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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the designation and terms of any equity securities purchasable upon exercise of the warrants;

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the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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if applicable, the designation and terms of the preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;

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if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

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the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

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any redemption or call provisions; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.
DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the shareholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:
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the price, if any, for the subscription rights;

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the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

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the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;

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the extent to which the subscription rights are transferable;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.
FORMS OF SECURITIES
Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities, depositary shares, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements or purchase units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell securities:
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through underwriters;

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through agents;

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to dealers;

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directly to one or more purchasers;

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in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

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in block trades;

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through a combination of any of the above; and

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any other method permitted pursuant to applicable law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
The distribution of the securities may be effected from time to time in one or more transactions:
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at a fixed price, or prices, which may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price and the proceeds we will receive from the sale of the securities;

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any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or re-allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Daniel B. Kim, our Vice President, Associate General Counsel and Secretary. Mr. Kim is paid a salary by us, is a participant in various employee benefit plans and incentive plans offered by us and owns or has rights to acquire an aggregate of less than 0.01% of our common stock. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of Fortive Corporation appearing in Fortive Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Fortive Corporation’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Fortive Corporation’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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Fortive Corporation
$    % Notes due 20
$    % Notes due 20

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
MORGAN STANLEYBARCLAYSJ.P. MORGAN SCOTIABANK

The date of this prospectus supplement is           , 2026.